UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 19, 2012, Navistar International Corporation (the “Company”) and Computershare Shareowner Services LLC, as Rights Agent (the “Rights Agent”) under the Rights Agreement, dated as of June 19, 2012, as amended from time to time, between the Company and the Rights Agent (the “Rights Agreement”), entered into Amendment No. 3 to the Rights Agreement (“Amendment No. 3”). Amendment No. 3 amends the definition of “Acquiring Person” to clarify that an “Exempt Person” remains an “Exempt Person” so long as such person does not become the beneficial owner of a higher percentage of shares of common stock then outstanding (other than as result of a reduction of shares of common stock due to repurchase or certain other actions by the Company) as compared to the percentage of shares of common stock outstanding beneficially owned by such Exempt Person as of the initial time of adoption of the Rights Agreement.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by the complete text of Amendment No. 3, a copy of which is filed as Exhibit 4.1 to this Form 8-K and incorporated by reference herein.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The disclosure set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.03.

ITEM 8.01 OTHER EVENTS.

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Navistar International Corporation (the company), the nation’s largest combined commercial truck, school bus and mid-range diesel engine producer, announced that Lewis B. Campbell, Executive Chairman and Chief Executive Officer, will discuss business opportunities and other matters related to the company during the 36th Annual Gabelli & Company Automotive Aftermarket Symposium in Las Vegas on October 29 at 2:30 p.m. PT.

Live audio web casts will be available for the presentation at http://www.navistar.com/navistar/investors/webcasts. Investors are advised to log on to the web site at least 15 minutes prior to the presentation to allow sufficient time for downloading any necessary software. The web cast will be available for replay at the same address approximately three hours following its conclusion, and will remain available for a period of 12 months or such earlier time as the information is superseded or replaced by more current information.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International ® brand commercial and military trucks, MaxxForce ® brand diesel engines, IC Bus™ brand school and commercial buses and Navistar RV recreational vehicles. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
4.1	Amendment No. 3 to the Rights Agreement, dated as of October 19, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Andrew J. Cederoth
Name: Title:	Andrew J. Cederoth Executive Vice President and Chief Financial Officer

Dated: October 22, 2012

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 3 to the Rights Agreement, dated as of October 19, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent.